EXHIBIT 5.1


                                September 8, 2006


Critical Care, Inc.
201 Fourth Street, Suite 208
Del Mar, California 92014

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Dear Sir/Madam:

          This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by Critical Care, Inc. of 6,000,000 shares of common stock, par value $.001 (the "Shares"), of the Company. The Shares are covered by the Registration Statement and may be sold pursuant to the Registration Statement and the 2006 Stock Award Plan ("Plan").

          I have acted as counsel to the Company only in connection with this Registration Statement on Form S-8. We have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-laws, the Plan and various other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

          Subject to and in reliance upon the foregoing, it is our opinion that, as of the date hereof, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.



                                            Cordially,


                                            /s/  Melissa K. Rice
                                            -----------------------------------
                                                 Melissa K. Rice
                                                 For the Firm